Exhibit 99.1

For Immediate Release

United Therapeutics Wins Appeal in Dry Powder Inhaler Patent Litigation

SILVER SPRING, Md. and RESEARCH TRIANGLE PARK, N.C., July 24, 2023 -- United Therapeutics Corporation (Nasdaq: UTHR), a public benefit corporation, announced today that the United States Court of Appeals for the Federal Circuit affirmed the district court decision in the patent litigation United Therapeutics brought against Liquidia Technologies, Inc. The Federal Circuit affirmed that Liquidia’s proposed Yutrepia™ product infringes a United Therapeutics’ patent, U.S. Patent No. 10,716,793 (the ’793 patent). As a result, the U.S. Food and Drug Administration (FDA) cannot grant Liquidia final approval for its Yutrepia product until expiration of the ’793 patent, May 14, 2027, except in certain circumstances discussed below.

The Federal Circuit affirmed the district court’s decision that Liquidia would induce infringement of various claims of the ’793 patent by marketing Yutrepia and that Liquidia failed to prove any claim of that patent invalid. The ‘793 patent relates to a method of administering treprostinil via inhalation.

The Federal Circuit also affirmed the district court’s decision that certain claims of another United Therapeutics patent, U.S. Patent No. 9,593,066 (the ’066 patent), are either invalid or not infringed by Liquidia. The ’066 patent relates to a method of making treprostinil, the active pharmaceutical ingredient in both Tyvaso® (treprostinil) Inhalation Solution and Tyvaso DPI® (treprostinil) Inhalation Powder.

“Today’s decision vindicates our position, as confirmed earlier by the district court, that Yutrepia is an infringing product. We will continue to vigorously defend our intellectual property,” said Shaun Snader, Vice President and Associate General Counsel – IP and Litigation at United Therapeutics.

Both parties have the opportunity to request rehearing by the Federal Circuit with respect to the adverse portions of the Federal Circuit’s affirmance.

Last year, the Patent Trial and Appeal Board (PTAB) of the U.S. Patent and Trademark Office issued a final written decision in an inter partes review (IPR) of the ’793 patent initiated by Liquidia finding all claims of the patent to be unpatentable. United Therapeutics appealed that decision to the Federal Circuit, and that appeal is pending. United Therapeutics expects that the PTAB decision will not affect the district court’s order barring FDA from granting final approval for Yutrepia unless all claims Liquidia was found to infringe are found invalid following exhaustion of all appeals.

United Therapeutics: Enabling Inspiration

At United Therapeutics, our vision and mission are one. We use our enthusiasm, creativity, and persistence to innovate for the unmet medical needs of our patients and to benefit our other stakeholders. We are bold and unconventional. We have fun, we do good. We are the first publicly-traded biotech or pharmaceutical company to take the form of a public benefit corporation (PBC). Our public benefit purpose is to provide a brighter future for patients through (a) the development of novel pharmaceutical therapies; and (b) technologies that expand the availability of transplantable organs.

You can learn more about what it means to be a PBC here: unither.com/PBC.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding ongoing patent litigation with Liquidia, the potential timing of FDA approval for Yutrepia, and our goals of innovating for the unmet medical needs of our patients and to benefit our other stakeholders and furthering our public benefit purpose of developing novel pharmaceutical therapies and technologies that expand the availability of transplantable organs. These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of July 24, 2023, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events, or any other reason.

TYVASO and TYVASO DPI are registered trademarks of United Therapeutics Corporation and/or its subsidiaries.

YUTREPIA is a trademark of Liquidia Corporation.

For Further Information Contact:

Dewey Steadman at (202) 919-4097

Email: ir@unither.com

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